      As filed with the Securities and Exchange Commission on June 1, 1994

                                                  Registration No. 33-__________
________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           WYNN'S INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                         Delaware                                                           95-2854312
             (State or other jurisdiction of                                             (I.R.S. Employer
              incorporation or organization)                                           Identification No.)

  500 North State College Boulevard, Suite 700, Orange, California 92668-1604
          (Address of Principal Executive Offices, Including Zip Code)

            WYNN'S INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             GREGG M. GIBBONS, ESQ.
                       Vice President-Corporate Affairs,
                         General Counsel and Secretary
                           Wynn's International, Inc.
                  500 North State College Boulevard, Suite 700
                         Orange, California 92668-1604
                    (Name and address of agent for service)

                                 (714) 938-3700
         (Telephone number, including area code, of agent for service)

                       CALCULATION  OF REGISTRATION  FEE

                                                                Proposed maximum      Proposed maximum
                           Title of             Amount              offering              aggregate           Amount of
                          securities             to be               price                offering           registration
                       to be registered       registered           per share                price                fee
                      Common Stock,             400,000             $21.75*              $8,700,000*          $2,999.76*
                      $1.00 par value           shares
                      per share
              --------------------

              * Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange for May 25, 1994.

________________________________________________________________________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Part I of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed by Wynn's International, Inc. (the "Company" or "Registrant") with the Commission are incorporated by reference in this Registration Statement:

           (a) The Company's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

           (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company document referred to in (a) above; and

           (c) The description of the Company's Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.    DESCRIPTION OF SECURITIES.

           The Company's Common Stock is registered pursuant to Section 12 of the Exchange Act, and therefore the description of securities is omitted.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.




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
ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Delaware General Corporation Law, the Company's Bylaws and indemnification agreements between the Company and its directors and selected officers provide for the indemnification of directors and officers under certain circumstances. The Company also maintains an insurance policy insuring its officers and directors against claims made during the periods of the policies and against liabilities arising from such claims from certain wrongful acts in the officers' and directors' capacities as officers and directors of the Company and its subsidiaries.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.


ITEM 8.    EXHIBITS.

           See the attached Exhibit Index.


ITEM 9.    UNDERTAKINGS.

           (a)     The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;






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

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on June 1, 1994.

                                     WYNN'S INTERNATIONAL, INC.


                                     By               JAMES CARROLL
                                         ------------------------------------
                                                      James Carroll
                                                        President
                                                 Chief Executive Officer


                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints each of James Carroll, Seymour A. Schlosser and Gregg M. Gibbons as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Date
            ----
        June 1, 1994                                    WESLEY E. BELLWOOD
                                                     -------------------------
                                                        Wesley E. Bellwood
                                                      Chairman of the Board


        June 1, 1994                                      JAMES CARROLL
                                                     -------------------------
                                                          James Carroll
                                                            President
                                                     Chief Executive Officer
                                                             Director

    Date
    ----
        June 1, 1994                                     SEYMOUR A. SCHLOSSER
                                                       -------------------------
                                                         Seymour A. Schlosser
                                                        Vice President-Finance
                                                       (Principal Financial and
                                                         Accounting Officer)



        June 1, 1994                                         BARTON BEEK
                                                       -------------------------
                                                             Barton Beek
                                                               Director



        June 1, 1994                                        JOHN D. BORIE
                                                       -------------------------
                                                            John D. Borie
                                                               Director



        June 1, 1994                                      BRYAN L. HERRMANN
                                                       -------------------------
                                                          Bryan L. Herrmann
                                                               Director



        June 1, 1994                                     ROBERT H. HOOD, JR.
                                                       -------------------------
                                                         Robert H. Hood, Jr.
                                                               Director



        June 1, 1994                                      RICHARD L. NELSON
                                                       -------------------------
                                                          Richard L. Nelson
                                                               Director



        June 1, 1994                                        JAMES D. WOODS
                                                       -------------------------
                                                            James D. Woods
                                                               Director

                                 EXHIBIT INDEX


Exhibit
Number                           Description
------                           -----------
4        Wynn's International, Inc. Employee Stock Purchase Plan (incorporated herein by reference to Exhibit B of Registrant's
         Definitive Proxy Statement relating to its Annual Meeting of Stockholders held on May 11, 1994, filed with the
         Commission on March 25, 1994).

5        Opinion of Counsel (opinion re legality).

23.1     Consent of Independent Auditors.

23.2     Consent of Counsel (contained in her opinion filed as Exhibit 5).

24       Power of Attorney (included in this Registration Statement under "Power of Attorney").









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